Exhibit 99.1

For Information
James R. Edwards
303-837-2444

FOR IMMEDIATE RELEASE

SM ENERGY ANNOUNCES PARTICIPATION
IN UPCOMING INVESTOR CONFERENCES

DENVER, CO November 22, 2011 - SM Energy Company (NYSE: SM) today announces that the Company will be participating in the following upcoming investor events:

•	November 30, 2011 - Jefferies 2011 Global Energy Conference. Jay Ottoson, Executive Vice President and COO, will present at 3:30 PM Central Time.

•	December 7, 2011 - Capital One Southcoast 6th Annual Energy Conference. Tony Best, President and CEO, will present at 8:00 AM Central Time.

SM Energy's presentation materials for these respective events will be available the day of the event at the Company's website at www.sm-energy.com. Links to webcasts of the Company's presentations will also be available on the Company's website for 15 days after the date of each presentation.

ABOUT THE COMPANY

SM Energy Company is an independent energy company engaged in the exploration, exploitation, development, acquisition, and production of natural gas, natural gas liquids, and crude oil. SM Energy routinely posts important information about the Company on its website. For more information about SM Energy, please visit its website at www.sm-energy.com.